                                                   EXECUTION COPY


                     SECOND AMENDMENT dated as of July 16, 1996 (this "SECOND
                 AMENDMENT"), to the Amended and Restated Credit Agreement dated as of September 26, 1995 (as amended to the date hereof, the "AMENDED CREDIT AGREEMENT"), among Horizon/CMS Healthcare Corporation, a Delaware corporation ("HORIZON"), Continental Medical Systems, Inc., a Delaware corporation ("CONTINENTAL", and together with Horizon, the "BORROWERS"), the lenders listed on the signature pages thereto (the "LENDERS") and NationsBank of Texas, N.A., as agent for the Lenders (in such capacity, the "AGENT") and as issuing bank (in such capacity, the "ISSUING BANK").

     The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Amended Credit Agreement as provided herein.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (the Amended Credit Agreement, as amended and waived by, and together with, this Second Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "AMENDED AGREEMENT").

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1.01. AMENDMENT TO SECTION 2.10. Section 2.10(b) of the Amended Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

          (b) Horizon shall have the option to request the extension of the Maturity Date by one year, on an annual basis in accordance with this
     Section 2.10(b), so that a five-year Availability Period would be maintained; PROVIDED that, in the case of any such request in 1997, Horizon may request an extension of the Maturity Date by two years so long as no one-year extension was requested and granted in 1996 (a "1997 SPECIAL EXTENSION"). In the event that Horizon desires to extend the maturity of the Facility, Horizon shall give notice of such request to the Agent not less than 30 days, and not more than 120 days, before the date (the "PROPOSED EXTENSION DATE") which is four years (or three years in the case of a 1997 Special Extension) prior to the existing Maturity Date. The Agent shall give the other Lenders prompt notice of the receipt of any such request. Such request shall be deemed granted if, and only if, the Agent shall have received written notice of the approval of such proposed extension, by September 30 immediately following the Proposed Extension Date, from each Lender, except for any Lender which is replaced by Horizon as provided in this Section 2.10(b); otherwise, the existing Maturity Date shall not be extended. Any such Lender which shall have failed to give such notice of approval by such September 30 is referred to herein as a "DISSENTING LENDER". Horizon shall have the right to replace any Dissenting Lender by causing such Lender to transfer and assign all its interests, rights and obligations under this Amended Agreement to another financial institution pursuant to Section 2.19 (a "REPLACEMENT LENDER") by October 15 immediately following such Proposed Extension Date; PROVIDED that the Consenting Lenders shall have given written notice to the Agent of the approval of the proposed extension by such September 30. Horizon may request an extension of the Maturity Date pursuant to this
     Section 2.10(b) in each year, commencing in 1996; PROVIDED that, except in the case of any such request in 1996 or pursuant to a 1997 Special Extension, it shall have requested and received an extension of the Maturity Date pursuant to this Section 2.10(b) in the previous year. The Agent shall give Horizon and each Lender prompt written notice of whether any proposed extension has been granted or denied. Any request for an extension of the Maturity Date that has been granted in accordance with the procedure set forth in this Section 2.10(b) is referred to herein as an "APPROVED EXTENSION" and the Proposed Extension Date relating to such Approved Extension is referred to herein as an "EXTENSION DATE".

     SECTION 1.02. AMENDMENT TO SECTION 3.09. Section 3.09(b) of the Amended Agreement is hereby amended by adding the following language after the word "decree" and before the period at the end of the second sentence thereof:

     ", except any such communication relating to matters that could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect"

     SECTION 1.03. AMENDMENT TO SECTION 6.05 AND RELATED SCHEDULE. (a) The following proviso is hereby added at the end of paragraph (C) of Section 6.05(a):

     "PROVIDED that the dispositions described on Schedule 6.05(a) hereto shall not be subject to such $20,000,000 aggregate book value and $5,000,000 for any single asset book value limitations, so long as 100% of the Net Proceeds thereof remaining after the repayment of existing debt (in an aggregate amount not to exceed $9,500,000) relating to the assets being disposed of in such described dispositions shall be promptly applied to the prepayment of outstanding Loans, but shall not be applied to reduce the Commitments;"

     (b) Schedule 6.05(a) attached to this Second Amendment is hereby adopted as Schedule 6.05(a) for purposes of the Amended Agreement.

     SECTION 1.04. AMENDMENT OF EBITDAR DEFINITION. The following clause is hereby added at the end of the proviso to the definition of EBITDAR in Section
1.01 of the Amended Agreement:

     ", (D) up to $11,000,000 of non-cash charges incurred during the fourth quarter of fiscal year 1996 as a result of the implementation of Financial Accounting Standards Board Statement No. 121 and (E) up to $9,000,000 of restructuring charges incurred during the fourth quarter of fiscal year 1996 as a result of the dispositions described on Schedule 6.05(a) hereto".

     SECTION 1.05. WAIVER. On and as of (but not before) the Second Amendment Effective Date (as defined in Section 1.07), any inaccuracies in the representations made after September 26, 1995 and prior to (but not after) the Second Amendment Effective Date pursuant to the second sentence of
Section 3.09(b) of the Amended Agreement (but only to the extent such inaccuracies would have been averted if the amendment set forth in Section
1.02 of this Second Amendment had been effective prior to the making of the such representations) shall be permanently waived. The preceding sentence shall be limited precisely as written.

     SECTION 1.06. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Agent and the Lenders, as follows:

          (a) The representations and warranties set forth in Article III of the Amended Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Second Amendment Effective Date with the same effect as if made on and as of the date hereof or the Second Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

          (b) Each of the Borrowers, the Subsidiary Pledgors and the Subsidiary Guarantors is in compliance in all material respects with all the terms and conditions of the Amended Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Amended Agreement.

          (c) The execution, delivery and performance by each of the Borrowers of this Second Amendment have been duly authorized by such party.

          (d) This Second Amendment constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable against it in accordance with its terms.

          (e) The execution, delivery and performance by each of the Borrowers of this Second Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of either of the Borrowers, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which either of the Borrowers is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

     SECTION 1.07. EFFECTIVENESS. This Second Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "SECOND AMENDMENT EFFECTIVE DATE"):

          (a) The Agent shall have received duly executed counterparts of this Second Amendment which, when taken together, bear the authorized signatures of the Borrowers and the Required Lenders.

          (b) The Required Lenders shall be satisfied that the representations and warranties set forth in Section 1.06 are true and correct on and as of the Second Amendment Effective Date and that no Default or Event of Default has occurred or is continuing.

          (c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Required Lenders or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon performance by any of the Borrowers, the Subsidiary Pledgors or the Subsidiary Guarantors of its obligations under the Loan Documents.

          (d) The Required Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Required Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Required Lenders and their counsel.

          (e) The Borrowers shall have paid in full all amounts due and payable as of the Second Amendment Effective Date under the Credit Agreement and shall have paid a total amendment fee of $87,500 (of which $3,500 shall be distributed to each Lender).

     SECTION 1.08. APPLICABLE LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

     SECTION 1.09. EXPENSES. The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Agent and the Required Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Second Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreement set forth in this Section 1.09 shall survive the termination of this Second Amendment and the Amended Agreement.

     SECTION 1.10. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

     SECTION 1.11. CREDIT AGREEMENT. Except as expressly set forth herein, the amendments and waiver provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent or the other Secured Parties under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Loan Document. Each of the amendments and waiver provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendment or waiver, as the case may be. Except as expressly amended herein, the Amended Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                         HORIZON/CMS HEALTHCARE CORPORATION,
                         as a Borrower


                         By /s/  ERNEST A. SCHOFIELD
                            -------------------------------------------------
                         Name:  Ernest A. Schofield
                         Title: Senior Vice President

                         CONTINENTAL MEDICAL SYSTEMS, INC.,
                         as a Borrower


                         By /s/  ERNEST A. SCHOFIELD
                            -------------------------------------------------
                         Name:  Ernest A. Schofield
                         Title: Senior Vice President

                         NATIONSBANK OF TEXAS, N.A., as Agent, as Issuing Bank and as a Lender


                         By /s/  GUILLERMO BORDA
                            -------------------------------------------------
                         Name:  Guillermo Borda
                         Title: Vice President

                         BANK OF AMERICA NT & SA, as Managing
                         Agent and as a Lender


                         By /s/  WYATT R. RITCHIE
                            -------------------------------------------------
                         Name:  Wyatt R. Ritchie
                         Title: Managing Director

                         MORGAN GUARANTY TRUST COMPANY OF NEW
                         YORK, as a Lender


                         By /s/  ROBERT M. OSIESKI
                            -------------------------------------------------
                         Name:  Robert M. Osieski
                         Title: Vice President

                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                         as Co-Agent and as a Lender


                         By /s/  FARBOUD TAVANGAR
                            -------------------------------------------------
                         Name:  Farboud Tavangar
                         Title: Authorized Signature

                         LONG TERM CREDIT BANK OF JAPAN, LTD., LA
                         AGENCY, as Co-Agent and as a Lender


                         By /s/  T. MORGAN EDWARDS II
                            -------------------------------------------------
                         Name:  T. Morgan Edwards II
                         Title: Deputy General Manager


                         PNC BANK, NATIONAL ASSOCIATION, as Co-Agent and as a Lender


                         By /s/  KAREN GEORGE
                            -------------------------------------------------
                         Name:  Karen George
                         Title: Assistant Vice President


                         THE CHASE MANHATTAN BANK, as successor to
                         CHEMICAL BANK, as a Lender


                         By /s/  DAWN LEE LUM
                            -------------------------------------------------
                         Name:  Dawn Lee Lum
                         Title: Vice President


                         WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, formerly FIRST INTERSTATE BANK OF TEXAS, N.A., as a Lender


                         By /s/  KIMBERLY K. WELCH
                            -------------------------------------------------
                         Name:  Kimberly K. Welch
                         Title: Assistant Vice President


                         TORONTO DOMINION (TEXAS) INC., as a Lender


                         By /s/  NEVA NESBITT
                            -------------------------------------------------
                         Name:  Neva Nesbitt
                         Title: Vice President


                         BANKERS TRUST COMPANY, as a Lender


                         By /s/  PATRICIA HOGAN
                            -------------------------------------------------
                         Name:  Patricia Hogan
                         Title: Vice President

                         BANQUE PARIBAS, as a Lender


                         By /s/  PIERRE-JEAN DE FILIPPIS
                            -------------------------------------------------
                         Name:  Pierre-Jean de Filippis
                         Title: General Manager


                         By /s/  KENNETH E. MOORE, JR.
                            -------------------------------------------------
                         Name:  Kenneth E. Moore, Jr.
                         Title: Vice President


                         BANQUE NATIONALE de PARIS, as a Lender


                         By /s/  C. BETTLES
                            -------------------------------------------------
                         Name:  C. Bettles
                         Title: Senior Vice President and Manager


                         By /s/  MARGARET MUDD
                            -------------------------------------------------
                         Name:  Margaret Mudd
                         Title: VP


                         DEUTSCHE BANK AG, LOS ANGELES AND/OR
                         CAYMAN ISLANDS BRANCHES, as a Lender


                         By /s/  J. SCOTT JESSUP
                            -------------------------------------------------
                         Name:  J. Scott Jessup
                         Title: Vice President


                         By /s/  ROSS A. HOWARD
                            -------------------------------------------------
                         Name:  Ross A. Howard
                         Title: Director


                         MELLON BANK, N.A., as a Lender


                         By /s/  RICHARD A. LOPAIT
                            -------------------------------------------------
                         Name:  Richard A. Lopait
                         Title: Vice President


                         FIRST NATIONAL BANK, FORMERLY KNOWN AS
                         FLEET BANK OF MASSACHUSETTS, as a Lender


                         By /s/  GINGER STOLRENTHALER
                            -------------------------------------------------
                         Name:  Ginger Stolrenthaler
                         Title: Vice President

                         KEYBANK NATIONAL ASSOCIATION, as a Lender


                         By /s/  ANGELA G. MAGO
                            -------------------------------------------------
                         Name:  Angela G. Mago
                         Title: Vice President


                         SUNWEST BANK OF ALBUQUERQUE, N.A., as a
                         Lender and as Issuing Bank


                         By /s/  NANCY MADIGAN
                            -------------------------------------------------
                         Name:  Nancy Madigan
                         Title: Vice President


                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                         successor by merger to THE BANK OF TOKYO TRUST
                         COMPANY


                         By /s/  AUGUSTINE OKWU
                            -------------------------------------------------
                         Name:  Augustine Okwu
                         Title: Vice President


                         THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, as a Lender


                         By /s/  JUAN A. CAZORLA
                            -------------------------------------------------
                         Name:  Juan A. Cazorla
                         Title: Assistant Vice President


                         THE NIPPON CREDIT BANK, LTD., LOS ANGELES
                         AGENCY, as a Lender


                         By /s/  BERNARDO E. CORREA-HENSCHKE
                            -------------------------------------------------
                         Name:  Bernardo E. Correa-Henschke
                         Title: Vice President & Senior Manager


                         THE SUMITOMO BANK, LIMITED, as a Lender


                         By /s/  REIJI SATO
                            -------------------------------------------------
                         Name:  Reiji Sato
                         Title: Joint General Manager


                         THE SUMITOMO TRUST & BANKING CO., LTD., NEW
                         YORK BRANCH, as a Lender


                         By /s/  JOSEPH M. KELLEY
                            -------------------------------------------------
                         Name:  Joseph M. Kelley
                         Title: Senior Vice President

                         THE SUMITOMO BANK, LIMITED, CHICAGO
                         BRANCH, as a Lender


                         By /s/  JAMES T. WANG
                            -------------------------------------------------
                         Name:  James T. Wang
                         Title: Vice President & Manager


                         THE MITSUBISHI BANK, LTD., LOS ANGELES
                         BRANCH, as a Lender


                         By /s/  ALBERT W. KELLEY
                            -------------------------------------------------
                         Name:  Albert W. Kelley
                         Title: Vice President


                         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                         NEW YORK BRANCH, as a Lender


                         By /s/  AKIJIRO YOSHINO
                            -------------------------------------------------
                         Name:  Akijiro Yoshino
                         Title: Executive Vice President


                         NATIONSBANK, N.A., as a Lender


                         By /s/  CHRIS BARTON
                            -------------------------------------------------
                         Name:  Chris Barton
                         Title: VP